UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  November 10, 2009

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On November 10, 2009, FPL Group Capital Inc, a wholly-owned subsidiary of FPL Group, Inc. (FPL Group), sold $200 million principal amount of its Floating Rate Debentures, Series due November 9, 2012, which debentures are guaranteed by FPL Group.  The debentures were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08.  This Current Report on Form 8-K is being filed to report as exhibits certain documents executed in connection with the sale of the debentures.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are being filed pursuant to Item 8.01 herein.

Exhibit Number	Description

4	Officer's Certificate of FPL Group Capital Inc, dated November 10, 2009, creating the Floating Rate Debentures, Series due November 9, 2012

5(a)
Opinion and Consent, dated November 10, 2009, of Squire, Sanders & Dempsey L.L.P., counsel to FPL Group, Inc. and FPL Group Capital Inc, with respect to the Floating Rate Debentures, Series due November 9, 2012

5(b)
Opinion and Consent, dated November 10, 2009, of Morgan, Lewis & Bockius LLP, counsel to FPL Group, Inc. and FPL Group Capital Inc, with respect to the Floating Rate Debentures, Series due November 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
(Registrant)

Date:  November 10, 2009

K. MICHAEL DAVIS
K. Michael Davis Controller and Chief Accounting Officer of FPL Group, Inc. (Principal Accounting Officer of the Registrant)